EXHIBIT 99

                                      PROXY
                          Rappahannock Bankshares, Inc.
                         Special Meeting of Shareholders
                                Held May __, 1998

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned Shareholder hereby constitutes and appoints Elisabeth
J. Jones, James M. Fletcher, and John R. Conry, Jr., or any of them, proxies of the undersigned, with full power of substitution, to vote the shares of common stock of the undersigned at the Special Meeting of Shareholders of the Company to be held at the Main Office of the Rappahannock National Bank of Washington (the "Bank") located at 257 Gay Street, Washington, Virginia on _________, May __, 1998 at 2:00 p.m.and at any adjournment of adjournments thereof, with all powers the undersigned would possess if personally present:

ITEM 1: To consider and vote upon a proposal to approve the Plan of Merger provided by an Agreement and Plan of Affiliation and Merger, dated February 25, 1998 (the Plan of Merger and the Agreement and Plan of Affiliation and Merger are collectively referred to herein as the "Affiliation Agreement") by and between the Company and Union Bankshares Corporation, a Virginia corporation ("Union") registered under the Bank Holding Company Act of 1956, a copy of which is included as Annex A attached to the accompanying Prospectus and Proxy Statement, pursuant to which (i) the Company shall merge with and into Union and the Rappahannock National Bank of Washington shall become a wholly-owned subsidiary of Union (the "Affiliation") and (ii) each outstanding share of the Company common stock, par value $100.00 per share ("Company Common Stock") (other than shares of dissenting Company Shareholders redeemed pursuant to Article 15 of Title 13.1 of the Code of Virginia of 1950, as amended (the "VSCA")), shall automatically become and be converted into 158.209 shares of Union common stock, par value $4.00 per share ("Union Common Stock"). Cash will be paid in lieu of fractional shares of Union Common Stock.

         _____FOR     _____AGAINST      _____ABSTAIN

ITEM 2: To take action upon such other matters as may properly come before the meeting or any adjournment of adjournments thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ON ITEM 1 LISTED ABOVE, AND YOUR PROXY WILL BE VOTED FOR ITEM 1 IF NO SPECIFICATION IS MADE. IF ANY OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY BE VOTED WITH RESPECT THERETO IN THE INTEREST OF THE COMPANY ACCORDING TO THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXY.

                                     (OVER)


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         This proxy is revocable by you at any time prior to the voting of the shares represented, by notifying the Secretary of the Company in writing before such vote or by filing another proxy with the Secretary bearing a later date. Shareholders who are present at the meeting may withdraw their proxy and vote in person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Both joint holders should sign.


Dated __________________________, 1998      _________________________(SEAL)

Number of Shares ___________                _________________________(SEAL)

                                            _________________________(SEAL)

Return to:
Rappahannock Bankshares, Inc.
257 Gay Street
Washington, Virginia 22747-0179